UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

Obagi Medical Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33204	22-3904668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806

(Address of principal executive offices, zip code)

(562) 628-1007

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 19, 2013, Obagi Medical Products, Inc., a Delaware corporation (“Obagi”), entered into an Agreement and Plan of Merger with Valeant Pharmaceuticals International, a Delaware corporation (“VPI”), Odysseus Acquisition Corp., a Delaware corporation (“Purchaser”) and, solely for purposes of Section 6.17 thereof, Valeant Pharmaceuticals International, Inc., a Canadian corporation (“Valeant”), (as amended on April 3, 2013, the “Merger Agreement”). In accordance with the terms of the Merger Agreement, Purchaser commenced a tender offer to purchase all outstanding shares of common stock, par value $0.001 (the “Shares”) of Obagi, at a price of $24.00 per Share, net to the seller in cash, without interest (less any required withholding tax) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 26, 2013 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

On April 25, 2013, Valeant announced the completion of the Offer. The Offer, as extended, expired at 12:00 midnight, New York City time, on April 25, 2013 (the “Expiration Date”). According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depository”), 14,708,133 Shares were validly tendered into and not properly withdrawn from the Offer, which represented approximately 84.12% of the outstanding Shares as of the Expiration Date. Additionally, the Depositary advised VPI and Purchaser that an additional 938,189 Shares had been tendered by notice of guaranteed delivery as of the Expiration Date. Purchaser promptly accepted for payment all Shares validly tendered and not withdrawn, in accordance with the terms of the Offer.

On April 25, 2013, Purchaser merged with and into Obagi, with Obagi surviving the merger and continuing as a wholly-owned subsidiary of VPI (the “Merger”). In order to ensure it would have sufficient voting power to approve the Merger without the affirmative vote of any other stockholder of Obagi, Purchaser exercised its “top-up” option pursuant to the Merger Agreement, which permitted Purchaser to purchase additional Shares directly from Obagi at a price per Share equal to the Offer Price. As a result of the purchase of Shares in the Offer and the issuance of Shares pursuant to the “top-up” option, Purchaser and VPI consummated a “short-form” merger under Delaware law. At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than (i) Shares owned, directly or indirectly, by VPI or Purchaser immediately prior to the Effective Time or held by Obagi immediately prior to the Effective Time, all of which were cancelled and cease to exist, and (ii) Shares held by stockholders of Obagi who properly exercised their appraisal rights under Section 262 of the Delaware General Corporation Law (the “DGCL”), was converted into the right to receive an amount of cash equal to the Offer Price, without interest (less any applicable withholding tax) (the “Merger Consideration”).

On April 25, 2013, Valeant issued a press release announcing the expiration and results of the Offer, and its intent to exercise the top-up option and consummate the Merger promptly thereafter. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated herein by reference, Obagi requested that the Shares be withdrawn from listing on The NASDAQ Global Select Market as of the close of market on April 25, 2013. Accordingly, on April 25, 2013 the NASDAQ

Stock Market, LLC (“NASDAQ”) filed with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. Upon the filing of the Form 25, the Shares were delisted from The NASDAQ Global Select Market. Obagi intends to file with the SEC a Form 15 under the Exchange Act relating to the Shares, which will terminate and suspend Obagi’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, respectively.

Item 3.02. Unregistered Sales of Equity Securities.

In order to complete the Merger, on April 25, 2013, pursuant to the Merger Agreement, Purchaser exercised its “top-up” option to purchase directly from Obagi an additional number of Shares sufficient to give the Purchaser sufficient voting power to approve the Merger without the affirmative vote of any other stockholder of Obagi. Accordingly, Obagi issued 24,366,223 Shares (the “Top-Up Shares”) to Purchaser, at a price of $24.00 per Share. Purchaser paid for the Top-Up Shares by delivery of cash equal to $584,789.35 and a promissory note for the balance of the consideration due in exchange for the Top-Up Shares. The promissory note bears interest at the rate per annum equal to the prime lending rate prevailing from time to time during such period as published in The Wall Street Journal, matures on April 25, 2014 and is prepayable without penalty. The Top-Up Shares, when added to the number of Shares owned by Purchaser at the time of exercise of the Top-Up Option, represented at least 90% of the Shares outstanding (on a fully diluted basis) immediately after the issuance of the Top-Up Shares, which ensured that Purchaser and Obagi could effect a “short-form” merger under Section 253 of the DGCL. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Merger and at the Effective Time of the Merger, each issued and outstanding Share (other than Shares as to which the holder has properly exercised and perfected appraisal rights and Shares held by Obagi, VPI or Purchaser immediately prior to the Effective Time) was automatically cancelled and converted into the right to receive $24.00 per Share in cash, without interest (less any applicable withholding tax). At the Effective Time, the holders of such Shares ceased to have any rights as stockholders of Obagi (other than their right to receive $24.00 per Share in cash without interest thereon (less any applicable withholding tax)).

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the completion of the Offer, a change of control of Obagi occurred. Upon the consummation of the Merger, Obagi became a wholly-owned subsidiary of VPI. The information set forth in Item 2.01 and Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference. Approximately $439.5 million was required to purchase all the issued and outstanding Shares validly tendered and not withdrawn pursuant to the Offer, acquire all the remaining issued and outstanding Shares pursuant to the Merger and cash out certain equity awards granted by Obagi. Such payments were funded by a combination of cash on hand and borrowings under an available credit facility of Valeant.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, at the Effective Time, Albert F. Hummel, Albert J. Fitzgibbons, Ronald P. Badie, John A. Bartholdson, John H. Duerden, Howard A. Grant and Kristina M. Leslie resigned as directors of Obagi. Each director resigned pursuant to the Merger Agreement, and no director resigned because of any disagreement with the Company on any matter relating to Obagi’s operation, policies, or practices. The other information required by Item 5.02 of Form 8-K regarding Obagi’s former directors has been previously disclosed in Obagi’s Solicitation/Recommendation Statement on Schedule 14D-9, originally filed by Obagi with the SEC on March 26, 2013, which is included as Exhibit 20.1 to this report, and such information is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the Effective Time the directors and officers of Purchaser immediately prior to the Effective Time became the directors and officers of Obagi following the Merger. Accordingly, as of April 25, 2013, Mr. Hummel, the Chief Executive Officer, Preston S. Romm, the Chief Financial Officer, David S. Goldstein, the Executive Vice President, Laura B. Hunter, the Vice President, General Counsel and Secretary, and Mark T. Taylor, the Senior Vice President, ceased being executive officers of Obagi and J. Michael Pearson assumed the role of director, President and Chief Executive Officer of Obagi, Howard B. Schiller assumed the role of director and Treasurer of Obagi and Robert R. Chai-Onn assumed the role of director and Secretary of Obagi. At the time Messrs. Schiller, Chai-Onn and Pearson assumed the role of director, it had not yet been determined which committees, if any, of the Board of Directors of Obagi on which Messrs. Schiller, Chai-Onn and Pearson would serve.

The information required by Item 5.02 of Form 8-K regarding J. Michael Pearson, Howard B. Schiller and Robert R. Chai-Onn has been previously disclosed in the Tender Offer Statement on Schedule TO, originally filed by Purchaser, VPI and Valeant with the SEC on March 26, 2013, which is included as Exhibit 20.2 to this report, and such information is incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time of the Merger, Obagi’s Amended and Restated Articles of Incorporation were amended and restated (the “Amended Charter”) and Obagi’s Second Amended and Restated Bylaws were amended and restated (the “Amended Bylaws”).

The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Obagi Medical Products, Inc.

3.2	Third Amended and Restated Bylaws of Obagi Medical Products, Inc.

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Obagi Medical Products, Inc. (incorporated by reference in its entirety as originally filed with the SEC on March 26, 2013).

20.2	Tender Offer Statement on Schedule TO of Odysseus Acquisition Corp., Valeant Pharmaceuticals International and Valeant Pharmaceuticals International, Inc. (incorporated by reference in its entirety as originally filed with the SEC on March 26, 2013).

99.1	Press Release issued by Valeant Pharmaceuticals International, Inc., dated April 25, 2013 (incorporated by reference to Exhibit (a)(5)(H) to Schedule TO/A filed with the SEC on April 25, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: April 26, 2013	By:	/s/ Howard B. Schiller
	Name:	Howard B. Schiller
	Title:	Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Obagi Medical Products, Inc.

3.2	Third Amended and Restated Bylaws of Obagi Medical Products, Inc.

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Obagi Medical Products, Inc. (incorporated by reference in its entirety as originally filed with the SEC on March 26, 2013).

20.2	Tender Offer Statement on Schedule TO of Odysseus Acquisition Corp., Valeant Pharmaceuticals International and Valeant Pharmaceuticals International, Inc. (incorporated by reference in its entirety as originally filed with the SEC on March 26, 2012).

99.1	Press Release issued by Valeant Pharmaceuticals International, Inc., dated April 25, 2013 (incorporated by reference to Exhibit (a)(5)(H) to Schedule TO/A filed with the SEC on April 25, 2013).